EXCHANGE AGREEMENT

                              among

             PERMA-FIX ENVIRONMENTAL SERVICES, INC.,

             LIVIAKIS FINANCIAL COMMUNICATIONS, INC.

                               and

                          ROBERT B. PRAG




     Liviakis Financial Communications, Inc., a California corporation ("Liviakis"), Robert B. Prag, an executive officer of Liviakis ("Prag"), and Perma-Fix Environmental Services, Inc., a Delaware corporation (the "Company"), previously entered into a Consulting Agreement (the "Consulting Agreement"), effective as of June 30, 1998, pursuant to which Liviakis and Prag received warrants to purchase 2,500,000 shares of the Company's Common Stock, par value $.001 per share ("Common Stock"), for $1.875 per share ("Warrants") of which 1,875,000 were issued to Liviakis and 625,000 were issued to Prag in the name of Robert B. Prag. The Warrants have a term of 4 years.

     The Consulting Agreement has been terminated and Liviakis and Prag (collectively, the "Subscribers") and the Company have agreed to enter into this Agreement as of the 14th day of March, 1999, pursuant to which the Warrants will be tendered and delivered to the Company in exchange for 200,000 shares of Common Stock to be issued by the Company as described herein.


1.   Exchange of Securities.

     1.1  Issuance of Common Stock.   In full and complete
          termination of the Warrants and the Subscribers' rights, and the interest in and to the Warrants, and in full and complete release of any and all obligations of the Company under the Warrants, at the Closing the Subscribers shall deliver the Warrants to the Company in exchange for 200,000 shares of Common Stock, pursuant to such terms, conditions and provisions as set forth in this Agreement.

          1.1.1 Delivery. The Company shall as soon as practicable upon execution of this Agreement, deliver or cause to be delivered, (a) to Liviakis, a certificate or certificates

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
                    representing the 150,000 shares of Common
                    Stock issued in the name of Liviakis; and (b) to Prag, a certificate or certificates representing the 50,000 shares of Common Stock issued in the name of Prag. The Subscribers agree that they shall upon delivery of the 200,000 shares of Common Stock, immediately deliver to the Company the Warrants marked "Canceled" and duly assigned to the Company.

          1.1.2 Cancellation of Warrants. Upon execution of this Agreement the Warrants shall be immediately terminated and rendered null and void in all respects regardless of the completion of the delivery of the Warrants to the Company as described in this Section 1.

          1.1.3 Restrictive Legends. Subscribers agree that all certificates representing the Common Stock delivered hereunder ("Shares") shall bear the restrictive legend substantially in the form set forth in Section 3.7 below which shall include, but not be limited to, a legend to the effect that (a)the Shares represented by such certificate have not been registered under the Securities Act of 1933, as amended ("Securities Act"), and (b) unless there is an effective registration statement relating to the Shares, the Shares may not be offered, sold, transferred, mortgaged, pledged or hypothecated without an exemption from registration and an opinion of counsel to the Company with respect thereto, or an opinion from counsel for the Subscribers, which opinion is satisfactory to the Company, to the effect that registration under the Securities Act is not required in connection with such sale or transfer and the reasons therefor.
                    The legend on all such certificates shall make reference to the registration rights set forth in Section 4 hereof.

     1.2 Discharge. As of the execution of this Agreement, the Warrants shall be fully terminated in all respects.
          From and after the execution of this Agreement and delivery of the 200,000 shares of Common Stock to Liviakis and Prag as described in Section 1.1.1, (i) the Subscribers release, acquit and forever discharge the Company, and all of its respective subsidiaries, affil-iates, agents, employees, officers, and directors, as well as their respective heirs, successors, legal and personal representatives, and assigns of any and all of them, from and against any and all claims, liabilities, losses, damages, cause or causes of action of any kind or character whatsoever, whether liquidated, unliquidated or disputed, asserted or assertable, known or unknown, in contract or in tort, at law or in equity, which the Subscribers might now or hereafter have arising out of or in connection with or relating to the Warrants and/or the Consulting Agreement and (ii) the Company releases, acquits and forever discharges Prag and Liviakis, and all of Liviakis' subsidiaries, affiliates, agents, employees, officers, and directors, as well as the Subscribers' respective heirs, successors, legal and personal representatives, and assigns of any and all of them, from and against any and all claims, liabilities, losses, damages, cause or causes of action of any kind or character whatsoever, whether liquidated, unliquidated or disputed, asserted or assertable, known or unknown, in

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          contract or in tort, at law or in equity, which the
          Company might now or hereafter have arising out of or in connection with or relating to the Warrants and/or the Consulting Agreement.

     1.3 Exchange. On the basis of the representations, warranties, covenants and agreements, and subject to the terms and conditions set forth herein, at the Closing, the Company agrees to exchange and deliver to the Subscribers, and the Subscribers agree to accept in such exchange the delivery from the Company, of the Shares in exchange for the transfer of the Warrants from the Subscribers to the Company.

     1.4  Reporting Company.   The Company is a reporting company
          under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and has filed with the United States Securities and Exchange Commission (the "SEC") all reports required to be filed by the Company under Section 13 or 15(d) of the Exchange Act. The Subscriber has had the opportunity to review, and has reviewed, all such reports and information which the Subscriber deemed material to an investment decision regarding the acquisition of the Shares.

2.   Closing.

     2.1  Closing.  The consummation of this Agreement (the
          "Closing") will occur on the date that the Warrants are delivered by the Subscribers to the Company (the "Closing Date").

3. Representations, Warranties and Covenants of Subscribers. The Subscribers hereby represent, warrant and covenant to the Company as follows:

     3.1 Liviakis and Prag each acknowledge that the Shares have not been registered under the Securities Act and accordingly are "restricted securities" within the meaning of Rule 144 of the Securities Act. As such, the Shares may not be resold or transferred unless the Shares have been registered under the Securities Act or the Company has received an opinion of counsel reasonably satisfactory to the Company that such resale or transfer is exempt from the registration requirements of that Securities Act. Consultant and Prag each further understand that the exemption from registration afforded by Rule 144 under the Securities Act depends upon the satisfaction of various conditions and that, if applicable, Rule 144 affords the basis for sale only in limited amounts.

     3.2 Liviakis and Prag each acknowledge that they have been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning an investment in the Shares, and regarding any additional information which Liviakis and Prag have requested.


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
     3.3 Liviakis and Prag have each had experience in investments in restricted and publicly traded securities, and Liviakis and Prag have each had experience in investments in speculative securities and other investments which involve the risk of loss of investment. Liviakis and Prag each acknowledge that an investment in the Shares is speculative and involves the risk of loss. Both Liviakis and Prag have the requisite knowledge to assess the relative merits and risks of this investment without the necessity of relying upon other advisors, and Liviakis and Prag can afford the risk of loss of their entire investment in the Shares. Liviakis is an "accredited investor," as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act, due to the fact that Liviakis (a) was not created solely to permit the acquisition of Shares and has total assets in excess of $5,000,000 and/or (b) is wholly owned by persons who qualify as accredited investors. Prag is an "accredited investor," as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act, due to the fact that Prag (a) has an individual net worth, or joint net worth with his spouse in excess of $1,000,000 and/or (b) had an individual income in excess of $200,000 in each of the two most recent years or joint income with his spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income based in the current year. Both Liviakis and Prag are purchasers described in Section 25102
(f) (2) of the California Corporate Securities Law of 1968, as amended.

     3.4 Each of Liviakis and Prag is acquiring the Shares for its or his own account for long-term investment and not with a view toward resale or distribution thereof except in accordance with applicable securities laws.

     3.5 Each of Liviakis and Prag acknowledges that issuance of the Shares has not been made in connection with any advertisement.

     3.6 Each of Liviakis and Prag acknowledges it or he has received copies of (i) the Company's Form 10-K for the year ended December 31, 1997, as amended by the Company's Form 10-K/A filed on January 14, 1999, (ii) the Company's Form 10-Q for the quarter ended March 31, 1998, (iii) the Company's Form 10-Q for the quarter ended June 30, 1998, (iv) the Company's Form 10-Q for the quarter ended September 30, 1998, as amended by the Company's Form 10-Q/A filed on January 14, 1999, and proxy soliciting material for the Company's 1998 annual meeting of shareholders.

     3.7 Each of Liviakis and Prag acknowledges that the Shares shall upon issuance thereof have stamped or imprinted thereon or affixed thereto a legend to the following effect:

               THE REGISTERED HOLDER HEREOF HAS ACQUIRED
               THE SHARES REPRESENTED BY THIS
               CERTIFICATE FOR INVESTMENT AND NOT FOR
               RESALE IN CONNECTION WITH A DISTRIBUTION
               THEREOF.  ACCORDINGLY, SUCH SHARES HAVE
               NOT BEEN REGISTERED UNDER THE SECURITIES
               ACT OF 1933 AND MAY NOT BE SOLD,

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
               TRANSFERRED OR OTHERWISE DISPOSED OF
               EXCEPT PURSUANT TO A CURRENTLY EFFECTIVE
               REGISTRATION STATEMENT UNDER SAID ACT OR
               OTHERWISE IN A TRANSACTION EXEMPT FROM
               THE PROVISIONS OF SECTION5 OF SAID ACT.

     3.8 Each of Liviakis and Prag agrees that it or he shall not sell, transfer, pledge, hypothecate, dispose, sell short or otherwise take actions to reduce their economic interest in the Shares, for a two month period from the date of this Agreement. At the end of such two month period and after each of the next five 30 day periods passing after the end of the two month period, Liviakis and Prag shall be permitted to sell, transfer, pledge, hypothecate, dispose or otherwise reduce its or his economic interest in 1/6 of the total Shares delivered to such party pursuant to this Agreement in addition to any other Shares which have been previously released from the lockup arrangement described in this Section 3.8 so that 150 days after the end of such two month period, all Shares shall be free of restrictions under this Section 3.8.

4.   Registration Rights.

     4.1 Subject to the terms of this Section 4, the Subscribers shall have the right to include all of the Shares as part of Registration No. 333-43149 filed by the Company and to be amended on or before April 30, 1999, and thereafter prosecuted diligently to effectiveness. The Subscribers hereby elect to include the Shares as part of the registration. Notwithstanding the foregoing provisions, the Company may, prior to effectiveness, withdraw any registration statement without incurring any liability to the Subscribers if (i) the Company's Board of Directors determines in good faith that the withdrawal of such registration statement is in the best interests of the Company, (ii) the Company shall refile a registration statement covering the Shares within four (4) months of the withdrawal, and (iii) the Shares and other shares of Common Stock of the Company covered by Registration No. 333-43149 shall be treated in a like manner regarding inclusion in any registration statement filed by the Company.

     4.2 The Company shall use reasonable efforts to keep effective and current the registration statement filed by the Company under Section 4.1 hereof, which registration statement has been declared effective by the Commission, with respect to the Shares for an aggregate period ending upon the earlier of (i) two
(2) years after the Closing Date or(ii) the disposal or transfer of all of the Shares by the Subscribers such that there is a change in beneficial ownership of the Shares.

     4.3 Unless terminated sooner, the registration rights set forth in Section 4.1 above (but not Section 4.2) shall cease upon the earliest of (a) the effective registration under the Securities Act of all of the Shares, (b) the disposal or transfer of such Shares by the Subscribers such that there is a change in beneficial ownership of the Shares or (c) registration under the Securities Act is no longer required for the immediate public distribution of such Shares as a result of the provisions of Rule 144 promulgated under the Securities Act.


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
     4.4 Subject to the immediately following sentence, the Company shall in all events pay and be responsible for all fees, expenses, costs and disbursements associated with the registering of the Shares under this Section 4, including filing fees, fees, costs and disbursements of the Company's counsel, accountants and other consultants representing the Company therewith. Notwithstanding anything set forth herein to the contrary, Subscribers shall be responsible for and shall pay any and all underwriting discounts and commissions in connection with the sale of the Shares pursuant to this Section 4 and all fees of its legal counsel and other advisors retained by the Subscribers in connection with reviewing any registration statement.

     4.5  (i)   The Company will indemnify and hold harmless the
Subscribers and their directors and officers and any underwriter (as defined in the Securities Act) for the Subscribers and each person, if any, who controls the Subscribers or such underwriter within the meaning of the Securities Act, from and against, and will reimburse the Subscribers and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense to which such Subscribers or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement referred to in Section 4.1 of this Agreement, any prospectus contained therein or any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of, or is based upon, any untrue statement or alleged untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Subscribers, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

     (ii) The Subscribers will jointly and severally indemnify and hold harmless the Company, its directors and officers, any controlling person and any underwriter from and against, and will reimburse the Company, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expenses to which the Company or any controlling person and/or any underwriter may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement, or alleged untrue statement, of any material fact contained in such registration statement referred to in Section 4.1 of this Agreement, any prospectus contained therein or any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon, and in strict conformity with, written information furnished by, or on behalf of, the Subscribers specifically for use in the preparation thereof.

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
     5. Legal Representation. Liviakis and Prag each represents that it or he has consulted with independent legal counsel and/or tax, financial and business advisors, to the extent deemed necessary.

     6.     Attorney's Fee.     If any legal action or any
arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

     7.     Waiver.     The waiver by any party of a breach of any
provision of this Agreement by another party shall not operate or be construed as a waiver of any subsequent breach by such other party.

     8. Notices. All notices, requests, and other communications hereunder shall be deemed to be duly given if sent by U.S. mail, postage prepaid, addressed to the other parties at the address as set forth herein below:


          To the Company:     Perma Fix Environmental
                              Services, Inc.
                              Dr. Louis F. Centofanti, CEO
                              Perma-Fix Environmental
                              Services, Inc.
                              1940 Northwest 67th Place
                              Gainesville, Florida 32606-1649


          with copies
          simultaneously
          by like means to:   Conner & Winters
                              One Leadership Square, Suite 1700
                              211 North Robinson
                              Oklahoma City, Oklahoma 73102
                              Attention: Irwin H. Steinhorn, Esquire


          To Liviakis:        Liviakis Financial
                              Communications, Inc.
                              John M. Liviakis, President
                              2420 "K" Street, Suite 220
                              Sacramento, California  95816


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
          To Prag:            Robert B. Prag
                              2455 El Amigo Road
                              Del Mar, California 92014


          with copies
          simultaneously
          by like means to:   Kelly Lytton Mintz & Vann
                              1900 Avenue of the Stars
                              Suite 1450
                              Los Angeles, California 70067
                              Attention: Alan Jacobson, Esquire

     It is understood that any party may change the address to which notices for it shall be addressed by providing notice of such change to the other parties in the manner set forth in this paragraph.

     9.   Choice of Law, Jurisdiction and Venue.    This Agreement
shall be governed by, construed and enforced in accordance with the laws of the State of Delaware.

     10. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the alleged breach thereof, shall be settled by binding arbitration in Chicago, Illinois in accordance with the applicable rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator(s) shall be binding on the parties and may be entered in any court having jurisdiction thereof.

     11. Complete Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. This Agreement supercedes in all respects that certain Letter Agreement, dated March 8, 1999, between the Company and Liviakis ("Letter Agreement") and renders such Letter Agreement null and void in all respects and without any effect whatsoever.

     12.  Counterparts.   This Agreement may be executed in any
number of counterparts which, taken together, shall constitute one and the same instrument.

               The next page is the signature page.






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
AGREED TO:


                         "Company"

                         PERMA-FIX ENVIRONMENTAL SERVICES, INC.



                         By: /s/ Louis F. Centofanti
                            _____________________________________
                              Dr. Louis F. Centofanti,
                              President and Chief Executive Officer


                         "Liviakis"

                          LIVIAKIS FINANCIAL COMMUNICATIONS, INC.



                         By: /s/ John M. Liviakis
                            _____________________________________
                              John M. Liviakis, President


                          By: /s/ Robert B. Prag
                            _____________________________________
                              Robert B. Prag, Sr. Vice-President



                         "Prag"

                          /s/ Robert B. Prag
                         ________________________________________
                              Robert B. Prag, individually











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